EXHIBIT 31.2

I, CRAIG D. HUFF, Chief Financial Officer of Nature’s Sunshine Products, Inc., certify that:

1.               I have reviewed this annual report on Form 10-K/A of Nature’s Sunshine Products, Inc.;

2.               Based on my knowledge, this annual report, as amended by Amendment No. 1, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

/s/ CRAIG D. HUFF
Executive Vice President, Chief Financial Officer & Treasurer
March 23, 2004